UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2013

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

(Exact name of registrant specified in its charter)

Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information required in Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 27, 2013, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”), through Phillips Edison – ARC Shopping Center Operating Partnership, L.P., the Company’s operating partnership (the “Operating Partnership”), entered into an interest rate swap agreement (the “Interest Rate Swap”) with PNC Bank, National Association to effectively fix the interest rate on $50 million (the “Hedged Portion”) of its variable rate debt under its secured revolving credit facility (the “Secured Credit Facility”). The Interest Rate Swap is effective April 2, 2013 and terminates on December 21, 2017, which is the maturity date of the Secured Credit Facility if the Company exercises its two one-year extension options available under the Secured Credit Facility. Based on the terms of the Interest Rate Swap, the interest rate on the Hedged Portion of the Secured Credit Facility is effectively fixed at 0.8%, plus a margin of 2.0% to 3.0%, based on the Company’s then current leverage ratio.

Item 8.01. Other Events

On April 2, 2013, the Company issued a press release announcing its entry into the Interest Rate Swap.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated April 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

Dated: April 2, 2013	By:	/s/ Mark Addy
Mark Addy
Chief Operating Officer